Exhibit 99.1

Investor Contact:

Christopher	Taylor
781-398-2466

Media Contact

Sarah Emond

781-398-2544

For Immediate Release

Oscient Pharmaceuticals and Auxilium Pharmaceuticals Agree to Conclude

TESTIM® Co-Promotion Partnership

Waltham, MA, September 5, 2006 – Oscient Pharmaceuticals (Nasdaq: OSCI) and Auxilium Pharmaceuticals have agreed to conclude their co-promotion partnership for TESTIM® 1% testosterone gel, effective with the close of business on August 31, 2006.

With the conclusion of this partnership, Oscient and Auxilium will share profits from primary care sales as provided for by their arrangement through August 31, 2006. Oscient will also receive a $1.8 million payment from Auxilium as additional compensation for commercialization efforts by Oscient’s sales force to date.

“The co-promotion partnership was a strategic fit for our biopharmaceutical franchise over the past 16 months, a period during which TESTIM market share among primary care physicians grew from 10.6% to 16.5%,” stated Steven M. Rauscher, President and CEO of Oscient Pharmaceuticals. “Concluding the co-promotion agreement at this time will allow us to focus additional sales and marketing resources on the launch of ANTARA, our recently acquired product for dyslipidemia, and on FACTIVE, as it enters its third respiratory tract infection season.”

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity and ANTARA® 130 mg (fenofibrate) capsules, FDA-approved for the adjunct treatment of hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet. Oscient has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated disease (CDAD).

Forward-Looking Statement

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding Oscient’s plan to focus additional sales and marketing efforts on its other products. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. For example, our ability to increase our revenue and accelerate the time of our profitability may

-more-

TESTIM Conclusion

September 5, 2006

be limited by: (i) our ability to successfully commercialize and market ANTARA or FACTIVE due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products; (ii) by our ability to integrate ANTARA into our business following our recent acquisition of the ANTARA product; (iii) whether we will be able to expand the indications for which FACTIVE is approved; (iv) the delay or inability to find sublicensing partners for FACTIVE or to negotiate favorable licensing terms; (v) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidate; and (vi) delays by the FDA. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2006 and in other filings that we may make with the Securities and Exchange Commission from time to time.

###